UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a party other than the Registrant	[ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14(a)(12)

SRAX, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of the transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on December 31, 2020

The proxy statement and annual report to security holders are available at

https://www.proxyvote.com/

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TO BE HELD ON DECEMBER 31, 2020

We are hereby pleased to invite you to the 2020 annual meeting of shareholders (“Annual Meeting”) of SRAX, Inc. on Thursday December 31, 2020, beginning at 11:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet at https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA. You will be able to access the meeting at 10:45 a.m. Pacific Time on December 31, 2020.

Details regarding the business to be conducted at the Annual Meeting are described in the Proxy Materials you received in the mail and in this proxy statement (the “Proxy Statement”). The following summarizes the matters to be voted upon at the Annual Meeting:

1.	Election of five (5) members to the board of directors (“Board”) to serve for the following year or until their respective successors are appointed and qualified;

2.	Ratification of the appointment of RBSM LLP as our independent registered public accounting firm for 2020;

3.	An advisory vote to approve executive compensation (non-binding);

4.	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2, or 3 years (non-binding); and

5.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Only shareholders of record as of the close of business on November 17, 2020 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

Your vote is important. Whether you do or do not plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement.

Thank you for your ongoing support of, and continued interest in SRAX. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Christopher Miglino
Christopher Miglino
Chairman and Chief Executive Officer
November 20, 2020

SRAX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	11:00 a.m. Pacific Time, on December 31, 2020.

Place	Virtually at: https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA.

Items of Business	(1) To elect five (5) members to the Board to serve for the following year or until their respective successors are appointed and qualified.
(2) To ratify the appointment of RBSM LLP as the Company’s independent registered accounting firm for 2020.
(3) An advisory vote to approve executive compensation (non-binding).
(4) An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years (non-binding).
(5) To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a SRAX, Inc. shareholder as of the close of business November 17, 2020 (“Record Date”).

Meeting Admission

We will be hosting our Annual Meeting via live webcast only. Any stockholder who owns our Class A Common Stock on the Record Date can attend the Annual Meeting live online at https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA. The webcast will start at 11:00 a.m., Pacific Time, on December 31, 2020. Stockholders may vote up until 11:59 p.m. EST on December 30, 2020, although we urge you to vote prior to such time to ensure your vote is properly tabulated.

The Annual Meeting will begin promptly at 11:00 a.m. Pacific Time.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Proxy Materials you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of this proxy statement or your enclosed proxy card.

By order of the Board of Directors,

Christopher Miglino

Chairman of the Board

Chief Executive Officer

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about November 20, 2020.

In this proxy statement, the words “SRAX,” “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to SRAX, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

* * * * *

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

In addition to being mailed to you, this proxy statement and our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are additionally available at https://www.proxyvote.com/.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of SRAX under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (Exchange Act), the sections of this proxy statement titled “Report of the Audit Committee of the Board of Directors” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (“SEC”)) shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF SHAREHOLDERS

General Information

We are providing this proxy statement to you as part of a solicitation by the board of directors (“Board of Directors” or “Board”) of SRAX, Inc. for use at our 2020 Annual Meeting of Shareholders (“Annual Meeting”) and at any adjournment or postponement that may take place. We will hold our Annual Meeting on December 31, 2020 at 11:00 a.m. Pacific Time virtually at https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA.. Only shareholders of record on November 17, 2020 (“Record Date”), are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place.

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about November 20, 2020. Unless the context otherwise requires, the terms “SRAX” “the Company,” “us,” “we,” and “our” references SRAX, Inc.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

PROXY MATERIALS

1.	Why am I receiving these materials?

Our Board is providing these proxy materials to you in connection with our Annual Meeting for 2020, which will take place on December 31, 2020 at 11:00 a.m. Pacific Time, virtually at https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA. As a shareholder, you are invited to attend the meeting and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

●	Our proxy statement for the 2020 Annual Meeting of Shareholders;

●	Our 2019 Annual Report to Shareholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

●	The proxy card or a voting instruction form for the Annual Meeting.

3.	What information is contained in these materials?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

4.	How can I access the proxy materials over the internet?

You received a full set of materials. In addition, the proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the internet and vote your shares. Our proxy materials are also available on our website at www.srax.com and at https://www.proxyvote.com/.

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VOTING INFORMATION

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

●	The election of five (5) directors to our Board, to hold office until the annual meeting of shareholders in 2021, or until their successors are appointed and qualified.

●	The ratification of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

●	An advisory vote to approve executive compensation (non-binding).

●	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years (non-binding).

●	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof (See Question 21 below).

6.	How does the Board recommend that I vote on each of the matters?

Our Board recommends that you vote your shares:

●	“FOR” the director nominees; and

●	“FOR” the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the 2019 fiscal year.

●	“FOR” the approval of the 2019 compensation awarded to named executive officers.

●	Every “3 Years” for the frequency of shareholder advisory vote regarding compensation awarded to named executive officers.

7.	What shares can I vote?

Each share of our Class A Common Stock issued and outstanding as of the close of business on the Record Date for the 2020 Annual Meeting is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 16,026,690 shares of Class A Common Stock issued and outstanding.

8.	How many votes am I entitled to per share?

Each holder of shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.

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9.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those beneficially owned.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Transfer Online, you are considered, with respect to those shares, the shareholder of record, and the Notice was sent directly to you by SRAX. As the shareholder of record, you have the right to grant your voting proxy directly to SRAX. SRAX has enclosed herewith a proxy card for you to use. You may also vote on the internet or by mail, as below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

10.	If I am a Shareholder of Record, how do I vote?

If you are a shareholder of record, there are three ways to vote:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

●	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

●	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

11.	If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are three ways to vote:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

●	By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

●	By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

12.	How are proxies voted?

All shares represented by valid proxies received prior to 11:59 p.m. EST on December 30, 2020 will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

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13.	What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

●	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

●	Sign and return a proxy card without giving specific voting instructions, then the person named as proxy holder, Christopher Miglino, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

14.	Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time before 11:59 p.m. EST on December 30, 2020. You can do this by casting a later proxy through any of the available methods described in the questions and answers. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 2629 Townsgate Road #215, Westlake Village, CA 91361. If you are a beneficial owner, you can change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided.

15.	How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of one third (1/3) of the voting power of our Class A common stock as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

16.	How are votes counted?

In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

With respect to the advisory vote on the frequency of holding future shareholder advisory votes regarding compensation awarded to named executive officers (Proposal Number 4), you may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention does not count in the determination of which alternative receives the highest number of votes cast.

For the other items of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN,” if you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board.

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17.	What is the voting requirement to approve each of the proposals?

In the election of directors (Proposal Number 1), the persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

In the case of the following two proposals:

●	The ratification of the appointment of RBSM LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Number 2); and

●	approval of the 2019 compensation awarded to named executive officers, which is non-binding (Proposal Number 3);

the affirmative “FOR” vote of the holders of a majority of the voting power of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for approval.

In the case of the proposal to determine the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers (Proposal Number 4), the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by shareholders.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

18.	How do Broker Non-Votes and Abstentions Effect the Voting Results

With respect to the election of directors (Proposal Number 1), under plurality voting, broker non-votes and abstentions would have no effect on determining the nominees elected.

With respect to the ratification of RBSM LLP., (Proposal Number 2), and the approval of the 2019 executive compensation (Proposal Number 3), and frequency of shareholder advisory votes on executive compensation (Proposal Number 4), shares that constitute broker non-votes are not considered votes cast on that proposal nor entitled to vote. Thus, broker non-votes will not affect the outcome of this matter, assuming that a quorum is obtained. Abstentions will have the same effect as a vote against.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions. In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

19.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

20.	Who is paying for this proxy solicitation?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals.

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21.	What happens if additional matters are presented at the Annual Meeting?

Other than the four (4) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Christopher Miglino will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason, the nominee is not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board.

22.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

ATTENDING THE ANNUAL MEETING

23.	How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a SRAX shareholder as of the Record Date or you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held virtually online at https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA at 11:00 a.m. Pacific Time. There will be no voting at the annual meeting.

24.	How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the internet by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

25.	Who will count the votes?

Our transfer agent, or a third-party service provider will separately tabulate all votes FOR and AGAINST each matter or 1 YEAR, 2 YEARS, or 3 YEARS with respect to the vote of frequency on Say-on-Pay, as well as all abstentions and broker non-votes and votes made through the internet, telephone or by proxy for by shareholders of record and beneficial owners.

26.	Why is the Annual Meeting being held virtually?

We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our Company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. Furthermore, in light of the concerns regarding novel SARS-CoV-2 (coronavirus that causes COVID-19), we believe that hosting a virtual meeting is in the best interest of the Company and our stockholders.

You will be able to participate in the Annual Meeting online. You also will be able to vote your shares up until 11:59 p.m. EST on December 30, 2020.

27.	How can I contact SRAX’s transfer agent?

Contact our transfer agent by either writing Transfer Online, Attn: Customer Service, 512 SE Salmon Street, Portland Oregon 97214, or by telephoning 503-227-2950.

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SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS, RELATED BYLAW PROVISIONS AND MISCELLANEOUS ITEMS

28.	What is the deadline to propose actions for consideration at next year’s Annual Meeting of shareholders or to nominate individuals to serve as directors?

Shareholder Proposals:

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to SRAX’s Corporate Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Shareholders, the Corporate Secretary of SRAX must receive the written proposal at our principal executive offices no later than 120 calendar days before the anniversary of the date of the definitive proxy statement filed for the 2020 Annual Meeting; provided, however, that in the event that we hold our 2021 Annual Meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2020 Annual Meeting, the deadline is a reasonable time before we begin to print and send our 2021 notices for the 2021 Annual Meeting. Such proposals also must comply with any applicable SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

SRAX, Inc.

Attn: Corporate Secretary

2629 Townsgate Road #215.

Westlake Village, California 91361

Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) a proper matter for shareholder action under the Delaware General Corporation Law that has been properly brought before the meeting by a shareholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2021 Annual Meeting of Shareholders, our Corporate Secretary must receive the written notice at our principal executive offices:

●	not earlier than the close of business on September 2, 2021, and

●	not later than the close of business on October 2, 2021.

In the event that we hold our 2021 Annual Meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2020 Annual Meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

●	the 10th day following the day on which notice of the meeting date is mailed, or

●	the 10th day following the day on which public disclosure of the meeting date is made.

If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates:

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on the Board, and should be directed to the Corporate Secretary of SRAX at the address set forth above. For additional information regarding shareholder recommendations for director candidates, see “Directors, Executive Officers and Corporate Governance—Consideration of Director Nominees—Shareholder Nominations” on page 13 of this proxy statement.

In addition, our bylaws permit shareholders to nominate directors for election at an annual meeting of shareholders. To nominate a director, the shareholder must provide the information required by our bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Shareholder Proposals” for shareholder proposals that are intended to be included in our proxy statement.

29.	How can I receive a copy of SRAX’s Bylaws?

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

30.	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 2629 Townsgate Road #215, Westlake Village, CA 91362. The Company’s main telephone number is (323)-205-6109.

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BENEFICIAL OWNERSHIP OF SHARES OF CLASS A COMMON STOCK

At November 17, 2020, we had 16,026,690 shares of Class A common stock issued and outstanding. The following table sets forth information known to us as of November 17, 2020 relating to the beneficial ownership of shares of our Class A common stock by:

●	each person who is known by us to be the beneficial owner of 5% or more of any class of our voting securities;

●	Each of our current directors and nominees;

●	each of our current named executive officers; and

●	all current named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

		Common Stock
		Common Shares
		Underlying
	Common	Convertible		Percent of
Name and Address of Beneficial Owner(1)	Shares	Securities (2)	Total	Class (2)

Directors and named Executive Officers
Christopher Miglino	887,575	300,000	1,187,575	7.27%
Kristoffer Nelson (3)	135,001	100,000	235,001	1.46%
Christopher Lahiji (4)	1,490,000	-	1,490,000	9.30%
Marc Savas	11,945	16,997	28,942	*
Malcolm CasSelle (5)	65,946	16,997	82,943	*
Robert Jordan	6,510	16,997	23,507	*
Colleen DiClaudio	7,813	16,997	24,810	*
Michael Malone	1,292	58,333	59,625	*
All directors and executive officers as a group (8 persons)	2,606,082	526,321	3,132,403	18.92%
Beneficial Owners of 5% or more

*	Less than one percent.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 2626 Townsgate Rd. #215, Westlake Village , CA 91361.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 16,026,290 shares of Class A common stock issued and outstanding as of November 17, 2020.

(3)	Effective October 16, 2020, Mr. Nelson resigned as chief operating officer and as a member of our Board of Directors.

(4)	Mr. Lahiji is a party to a voting agreement with SRAX whereby Mr. Lahiji appoints Mr. Miglino, or any successor designated by the Board of Directors to vote 887,575 shares of Common Stock issued in the LD Micro acquisition transaction until December 31, 2022. Mr. Lahiji is also a party to a lock-up agreement whereby Mr. Lahiji is restricted from selling 887,575 shares of Common Stock issued in the LD Micro acquisition transaction until September 16, 2023.

(5)	Mr. CasSelle ceased to be a director upon his death on November 17, 2020.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our directors and executive officers and their ages, positions, and biographies as of November 17, 2020 (except as expressly stated) are set forth below. Our executive officers are appointed by, and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers.

Directors Standing for Re-election

Name	Age	Positions	Director Since
Christopher Miglino	51	Chairman of the Board, Chief Executive Officer, President	2010
Christopher Lahiji	37	Director, President of LD Micro, Inc. (Subsidiary)	2020
Mark Savas	52	Director	2012
Robert Jordan	52	Director	2017
Colleen DiClaudio	42	Director	2017

Executive Officers (not serving on the Board)

Name	Age	Positions	Director Since
Michael Malone	39	Chief Financial Officer	—

The following is biographical information on the current members of our executive officers and board of directors who are standing for re-election:

Christopher Miglino. Since co-founding our company in April 2010, Mr. Miglino has served as our Chief Executive Officer and a member of our board of directors. He was appointed President of our company in January 2017. He also served as our Chief Financial Officer from April 2010 until November 2014, and as our principal financial and accounting officer since August 2015. Mr. Miglino, who has over 15 years of experience running various advertising companies, oversees all of our affairs. Some of the companies Mr. Miglino has helped launch programs for include Diet Coke, Bank of America, Nestle, General Mills, HBO, National Geographic, Target, Aflac, and Bayer. In addition, from August 2008 until March 2010, Mr. Miglino was CEO of the Lime Ad Network, a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where his responsibilities included management of interactive and innovative advertising programs for 250 green and socially conscious websites. Prior to that, from June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant. Mr. Miglino’s role as a co-founder of our company, his operational experience in our company as well as his professional experience in our business sector were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Christopher Lahiji. Christopher Lahiji has served as the president of LD Micro, Inc., our wholly owned subsidiary since it was acquired in September 2020. Mr. Lahiji has over 14 years of experience creating, managing, and running in-person and virtual conferences in the public sector. He has served as the president of LD Micro since 2006, providing investor conferences and data to micro-cap public corporations. Mr. Lahiji’s founding of LD Micro, as well as his operational experience in LD Micro as well as professional experience in the investor conference space, were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

Michael Malone. Michael Malone has served as our chief financial officer since January 2019. Mr. Malone has over fourteen (14) years of experience in corporate finance in public and private companies. From 2014 until December 2018, he served as Vice President Finance of Westwood One, LLC, a subsidiary of Cumulus Media, Inc. (NYSE: “CMLS”), an audio broadcast network in New York. Prior to that, from January 2013 through June 2014, he served as Finance Director / Controller for Cumulus Media Network’, audio broadcast network in Georgia, until its merger with Westwood One, LLC. Prior to that from 2012 to 2013, he worked as Director of Internal Auditing of Cumulus Media from. He holds a BA in accounting from Monmouth College.

Marc Savas. Mr. Savas has been a member of our board of directors since January 2012. Mr. Savas has over 15 years of experience in management and sales consulting and six years of experience in real estate easement acquisitions. Since January 2007 he has served as CEO of Living Full Blast, Inc., overseeing business development and consulting for numerous companies and putting together sales teams for such companies. In addition, from January 1998 until January 2006, Mr. Savas was also CEO for Unfair Advantage Inc., where he conducted 118 management consulting projects, many of which were created using programs that his company had designed. Additionally, from January 2005 until January 2009, Mr. Savas was the national Vice President of Business Development for Connexion Technologies where he built national teams of qualified individuals to effectively secure easements from large real estate owners in order to build telecommunication systems through their properties. Mr. Savas’ management consulting and operational experience were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board..

Robert Jordan. Mr. Jordan has been a member of our board of directors since March 2017. He is a seasoned business executive who has spent the past 20 years acquiring, managing and divesting middle-market companies spanning a variety of industries. Since 2016 he has served as Chief Executive Officer of Yoi Corporation, a Los-Angeles-based company that provides software as a service (SaaS)-based mobile digital tools for line managers. In 2013, Mr. Jordan founded Tribeca Capital Partners LLC, a private investment holding company focused on acquiring and operating lower middle market companies. Immediately prior to founding Tribeca Capital Partners LLC, from 2003 to 2013 Mr. Jordan was Chief Executive Officer of KMS Software Company, LLC, a leading human capital management SaaS company which he successfully sold to SAP AG in April 2013. Prior to KMS, Mr. Jordan held chief executive officer roles at a number of companies across several industry sectors and senior management positions at both The Walt Disney Company and Pepsi-Cola Bottling Company. He received a BSBA from Northern Arizona University and attended Executive Education programs at both Harvard Business School and UCLA School of Business. Mr. Jordan’s executive level and senior management business experience coupled by his private investment company experience were factors considered by the Corporate Governance and Nominating Committee in determining Mr. Jordan should serve on our Board.

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Colleen DiClaudio. Ms. DiClaudio has been a member of our board of directors since September 2017. She currently serves as president of 340B Technologies, a 340B software solutions healthcare technology company she co-founded in August 2014. From June 2009 through August 2014 she served as vice president of business development of CompleteCare Health Network, located in New Jersey. Ms. DiClaudio has received a Master’s Degree of Public Health from the University of Medicine and Dentistry of New Jersey and a Bachelor’s Degree in Public Health from Stockton University. Ms. DiClaudio’s experience in the healthcare technology sector and entrepreneurial background were factors considered by the Corporate Governance and Nominating Committee in determining she should serve on the Board.

Directors not standing for re-election

Name	Age	Positions	Director Since
Malcolm CasSelle (1)	50	Director	2013

(1)	Mr. CasSelle ceased to be a director upon his death on November 17, 2020.

Malcolm CasSelle. Mr. CasSelle served as a member of our board of directors from August 2013 until November 2020. Mr. CasSelle is an entrepreneur and since August 2017 has served as President of Worldwide Asset eXchange (WAX), a utility token designed with functionalities to simplify digital item trading which is operated by Norris Services, LLC. Since August 2017 he has also served as Chief Information Officer of OPSkins, a marketplace for buying and selling digital items, including e-Sports digital merchandise which is managed by Norris Services, LLC. From February 2016 until August 2017 Mr. CasSelle was Chief Technology Officer and President of New Ventures at tronc, Inc. where he oversaw all digital operations and was responsible for leveraging data and technology to accelerate digital growth. Prior to tronc, Inc., he was Senior Vice President and General Manager, Digital Media of SeaChange International. He joined SeaChange International in 2015 as part of the company’s acquisition of Timeline Labs, where he served as CEO. Previously, Mr. CasSelle led startups in the digital industry, including MediaPass, Xfire and Groupon’s joint venture with Tencent in China. He has also been an active early stage investor in companies including Facebook, Zynga, and most recently Bitcoin-related companies. Mr. CasSelle received a B.S. in Computer Science from the Massachusetts Institute of Technology in 1991 and an M.S. in Computer Science from Stanford University in 1994.

Code of Ethics

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct and Business Code of Ethics, which applies to all our directors, officers and employees. To assist in its governance, our Board has formed three standing committees composed entirely of independent directors, Audit, Compensation and Corporate Governance and Nominating committees. A discussion of each committee’s function is set forth below.

Bylaws

Our bylaws, the charters of each Board committee, the independent status of a majority of our board of directors, our Code of Conduct and Business Code of Ethics provide the framework for our corporate governance. Copies of our bylaws, committee charters, Code of Conduct and Business Code of Ethics may be found on our website at www.SRAX.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary at 2629 Townsgate Road #215, Westlake Village, CA 91361.

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Board of directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman and Chief Executive Officer and our Chief Financial Officer and by reading the reports and other materials that we send them and by participating in board of directors and committee meetings. Directors are elected for a term of one year. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

During the year ended December 31, 2019, the Board held 4 meetings and acted by unanimous written consent 7 times . Each director attended at least 75% of all meetings of the Board. Each director attended at least 75% of meetings of committees on which the director served. The Board currently holds regularly scheduled meetings and calls for special meetings or acts through unanimous written consents as necessary. Meetings of the Board may be held telephonically. Directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties. Information with regard to committee meetings is provided for below. Although attendance of meetings is encouraged, we do not have a formal policy regarding attendance by directors at Board and committee meetings.

Board leadership structure and Board’s role in risk oversight

Mr. Miglino serves as both the Chairman of our Board of Directors and our Chief Executive Officer. We do not have a lead independent director. Given the small size of the Board and limited number of executive officers, the Board has determined that a lead independent director is currently not necessary.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the board of directors meets regularly to review SRAX’s risks. Our Chief Financial Officer generally attends the Board meetings and is available to address any questions or concerns raised by any member of the Board on risk management and any other matter. The independent members of the Board work together to provide strong, independent oversight of our management and affairs through the Board’s standing committees and, when necessary, special meetings of independent directors. Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

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Board committees

The Board of Directors has standing Audit, Compensation, Compensation and Corporate Governance and Nominating committees. Each committee has a written charter. The charters are available on our website at www.SRAX.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Marc Savas		(1)
Colleen DiClaudio (2)			(1)
Robert Jordan	(1)

(1)	Denotes chairperson.
(2)

As a result of Mr. CasSelle’s death, effective October 17, 2020, the Board appointed Ms. DiClaudio as a member of the Audit Committee, Compensation Committee and as chairperson of the Corporate Governance and Nominating Committee.

Independence

Our Class A common stock is listed on the NASDAQ Capital Market. As such, we are subject to the NASDAQ Stock Market LLC (“NASDAQ”) director independence standards. In accordance with these standards, in determining independence the Board affirmatively determines whether a director has a “material relationship” with SRAX that would compromise his or her independence from management or would cause him or her to fail to meet the NASDAQ’s specific independence criteria. When assessing the “materiality” of a director’s relationship with SRAX, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm’s length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. A relationship is not material if, in the Board’s judgment, it is not inconsistent with the NASDAQ’S director independence standards and it does not compromise a director’s independence from management.

Applying the NASDAQ’s standards, the Board has determined that of the electors nominated for reelection, Messrs. Savas, Jordan and Ms. DiClaudio are each “independent” as that term is defined by the NASDAQ’s standards.. Mr. Miglino (our chief executive officer), and Mr. Lahiji, our president of LD Micro, Inc., our wholly owned subsidiary, as well as our three independent directors are up for reelection at the 2020 Annual Meeting.

Communications with Directors

Interested parties are invited to communicate with the non-management members of the Board by sending correspondence to the non-management members of the Board of Directors, c/o Corporate Secretary, to 2629 Townsgate Road #215, Westlake Village, CA 91361.

The Corporate Secretary will review all such correspondence and forward to the non-management members of the Board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the Board or committees thereof or that otherwise is determined to require attention of the non-management directors. Non-management directors may at any time review the log of all correspondence received by us that is addressed to the non-management members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

Audit Committee

We have a designated audit committee in accordance with section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Messrs. Robert Jordan (Chairperson), Colleen DiClaudio, and Marc Savas. As a result of Mr. CasSelle’s death on November 17, 2020, the Board appointed Colleen DiClaudio to the Audit Committee to replace Mr. CasSelle. The main function of our Audit Committee is to oversee our accounting and financial reporting processes. The Audit Committee assists the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information provided to shareholders and others, appoints SRAX’s independent registered public accounting firm, reviews the services performed by the independent registered public accounting firm and SRAX’s finance department, evaluates SRAX’s accounting policies and the system of internal controls established by management and the Board, reviews significant financial transactions, and oversees enterprise risk management.

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During 2019, our Audit Committee held 5 meetings and acted by unanimous written consent 3 times. The Board has determined that Robert Jordan qualifies as an “audit committee financial expert” within the meaning of SEC rules. An audit committee financial expert is a person who can demonstrate the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions. Mr. Jordan has also been determined to be “independent” by the board of directors as such term is defined in the NASDAQ listing standards. Additionally, Mr. Jordan meets the independence standards for audit committees under the NASDAQ rules.

Compensation Committee

The Compensation Committee assists the Board in:

●	Recommending, in executive session at which our chief executive officer is not present, the compensation and awards / bonuses for our CEO or president, if such person is acting as the CEO, as well as other executive officers;

●	discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;

●	reviewing and recommending to the Board, compensation to be provided to our employees and directors; and

●	administering our equity compensation plan(s).

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. The Compensation Committee is composed of two directors, each of whom has been determined by the Board to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules. As a result of Mr. CasSelle’s death, on November 17, 2020, the Board appointed Colleen DiClaudio to the Compensation Committee to replace Mr. CasSelle.

Mr. Savas and Ms. DiClaudio are the current members of the Compensation Committee. During 2019, the Compensation Committee held 2 meetings and acted by unanimous written consent 2 times.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

●	assists the Board in selecting nominees for election to the Board;

●	monitor the composition of the Board;

●	develops and recommends to the Board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and

●	regularly review the overall corporate governance of the Company and recommends improvements to the Board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the Board and to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board and to ensure our compliance with appropriate corporate governance policies and procedures. The Corporate Governance and Nominating Committee is composed of two directors, each of whom has been determined by the Board to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules. As a result of Mr. CasSelle’s death, on November 17, 2020, the Board appointed Colleen DiClaudio to the Corporate Governance and Nominating Committee to replace Mr. CasSelle.

The Governance and Nominating Committee has recommended to the full Board the nominees named in this Proxy Statement for election to the Board. Mr. Savas and Ms. DiClaudio are the current members of the Corporate Governance and Nominating Committee. During 2019, our Corporate Governance and Nominating Committee held 2 meetings and acted by unanimous written consent 1 time.

Shareholder Nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Corporate Governance and Nominating Committee for appropriate consideration. It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on our Board. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of SRAX at our main office:

●	the name and address of the person recommended as a director candidate;

●	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

●	the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

●	as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our Class A common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

●	a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors, and stockholders owning more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of such reports. Based solely on our review of Form 3, 4 and 5’s, there were no reports which were filed late during the fiscal year ended December 31, 2019:

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Procedure

We review all known relationships and transactions in which SRAX and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our management, in consultation with our outside legal consultants, determines based on specific fact and circumstances whether SRAX or a related party has a direct or indirect interest in these transactions. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If it is determined that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

●	the benefits to us of the transaction;

●	the nature of the related party’s interest in the transaction;

●	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of SRAX and our shareholders;

●	the potential impact of the transaction on a director’s independence; and

●	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Related Party Transactions

Summarized below are certain transactions and business relationships between SRAX and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2018.

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is included in the Section of this proxy statement entitled “Executive Compensation.”

Information regarding disclosure of compensation to a director is included in the Section of this proxy statement entitled “Director Compensation.”

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Information regarding the identification of each independent director is included in the Section of this proxy statement entitled “Directors, Executive Officers and Corporate Governance.”

●	On January 2, 2018, we issued a common stock purchase option to Kristoffer Nelson, our former Chief Operating Officer and a former member of our board of directors. The option entitled Mr. Nelson to purchase 100,000 shares of Class A Common Stock at a price per share of $5.78, has a term of three years and vests quarterly over a three (3) year period.

●	On March 20, 2018, as we began to formally review potential strategic options for SRAX MD, we entered into certain agreements with Erin DeRuggiero, our former chief innovations officer. Pursuant to the terms of the agreements, Ms. DeRuggiero employment agreement was terminated, and she became a consultant of the Company. The term of the consultancy expires in the second quarter of 2018, or upon the sale of the assets comprising SRAX MD, but may be extended by the parties. The terms of the consultancy were substantially similar to her prior employment agreement except that in the event of a sale of the SRAX MD business unit or substantially all of the assets thereof within 120 days from March 20, 2018, (i) we (or our assignee) have the right and the obligation to purchase all of Ms. DeRuggiero’s outstanding Class A common shares (514,667) at a price of $5.80 per share, or an aggregate of $2,985,068.60 and (ii) we will pay Ms. DeRuggiero, an amount equal to five percent (5%) of the cash consideration received from the sale of the SRAX MD business unit. The Company and Ms. DeRuggiero agreed to a customary release from any claims that may have arisen during her employment. In August 2018, SRAX MD was sold to Halyard MD Opco, LLC, an affiliate of Halyard Capital, a private equity firm. Pursuant to the sale, all of the aforementioned Class A common stock of Erin DeRuggiero was repurchased and Ms. DeRuggiero received such compensation described herein.

●	Due to certain provisions of our insider trading policy, on April 2, 2018, we agreed to extend certain outstanding Class A common stock purchase options of varying expiration dates to an extended expiration date of December 31, 2018. Included in these options were the following options held by Kristoffer Nelson, our former Chief operating officer and Board member and Marc Savas, a board member:

○	10,000 Class A common stock purchase options issued to Kristoffer Nelson on 1/1/2013 with an exercise price per share of $5.00 and an original expiration date of 1/1/2018;

○	2,400 Class A common stock purchase options issued to Marc Savas on 2/1/2013 with an exercise price per share of $5.00 and an original expiration date of 2/1/2018; and

○	10,000 Class A common stock purchase options issued to Marc Savas on 4/1/2013 with an exercise price per share of $5.00 and an original expiration date of 4/1/2018.

●	In August 2018, pursuant to our sale of the SRAX MD product line, we paid out an aggregate of $2,191,338.04 in stay bonuses, which amount includes $1,507,302.89 paid to Erin DeRuggiero, our former chief innovations officer and Board member.

●	On September 18, 2018, the Board agreed to pay Christopher Miglino, our chief executive officer, an aggregate of $414,250 in salary previously deferred from 2012 through March 15, 2017.

●	On September 18, 2018, as partial consideration for the successful sale of the SRAX MD product line, the Company paid the following transaction bonuses: (i) Christopher Miglino, our chief executive officer received $548,416.67, (ii) Joseph P. Hannan, our former chief financial officer received $50,000 and (iii) Kristoffer Nelson, our former chief operating officer, received $43,750.

●	On September 18, 2018, we issued a common stock purchase option to Joseph P. Hannan, our former Chief Financial Officer. The option entitles Mr. Hannan to purchase 250,000 shares of Class A Common Stock at a price per share of $4.20, has a term of three years and vests quarterly over a three (3) year period.

●	On October 15, 2018, the Compensation Committee agreed to pay Joseph P. Hannan, our former chief financial officer, a lump sum of $100,000 in lieu of a bonus of the same amount of restricted stock units, to which he was entitled to under his employment agreement.

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●	On December 15, 2018, we issued a common stock purchase option to Michael Malone, our Chief Financial Officer. The option entitles Mr. Malone to purchase 100,000 shares of Class A Common stock at a price per share of $2.56, has a term of three years and vests quarterly over a three-year period.

●	Our Chief Executive Officer was on the board of directors of one of our advertising customers, YayYo, Inc. which purchases advertising at market rates. As of January 22, 2020 our Chief Executive Officer was no longer a member of the board of directors of YayYo, Inc.

●	During the fiscal year of January 1, 2018 through December 31, 2018, we paid the following compensation to our non-employee board members:

○	an aggregate of $60,000 in cash payable quarterly from April 15, 2018 through April 15, 2019, subject to our board members continuing to be service providers to the Company; and

○	an aggregate of 20,116 Class A common stock purchase options valued at $60,000 that vest quarterly from April 15, 2018 through April 15, 2019, each having an exercise price of $4.92 per share, and a term of seven (7) years.

●	On March 24, 2019, we issued a common stock purchase option to Kristoffer Nelson, our former Chief Operating Officer. The option entitled Mr. Nelson to purchase 100,000 shares of Class A Common stock at a price per share of $3.42, has a term of three years and vests quarterly over a three-year period.

●	On September 4, 2020, pursuant to our agreement and plan of merger with LD Micro, Inc., we agreed to issue the shareholders of LD Micro (i) $4,000,000 with (a) $1,000,000 upon closing, (b) $1,000,000 on January 1, 2021, (c) $1,000,000 on April 1, 2021, and (d) $1,000,000 on July 1, 2021 and (ii) 1,600,000 shares of Class A Common Stock at the closing. Pursuant to his position as a shareholder of LD Micro, Christophe Lahiji, the president of LD Micro, Inc. and a member of our Board received 1,490,000 shares of Class A Common Stock and will be entitled to receive approximately 85% of the cash compensation.

●	On November 13, 2020, the Compensation Committee of the Board of Directors awarded Christopher Miglino a bonus consisting of (i) $50,000 in cash and (ii) an option to purchase 300,000 shares of Class A Common Stock. The Option has an exercise price of $2.97 per share, a term of five (5) years and is fully vested on the grant date. The Option was issued pursuant to our 2012 Equity Compensation Plan.

DIRECTOR COMPENSATION

Director Compensation

Below are descriptions of the Company’s previous legacy compensation policy for non-executive director compensation and its current policy, which is in effect beginning April 15, 2018.

Legacy Policy

●	an annual cash retainer of $10,000, payable quarterly;

●	a restricted stock award of a number of shares of our Class A common stock equal to $10,000 on the date such director joined the board if he or she joined in 2017, or on the one-year anniversary of he or she joining the board if prior to 2017.

●	a per meeting fee of $2,000, with a maximum annual payment of $10,000.

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Current Director Compensation Policy

Effective April 15, 2018, each non-employee director will receive $30,000 as an annual board fee payable as follows:

●	Up to $15,000 in cash paid quarterly over the grant year; and

●	The balance in Class A common stock purchase options issued on April 15 of each year and vesting quarterly over the grant year and have a term of seven (7) years. The stock options will be valued using the Black-Scholes option pricing model and are subject to customary assumptions used in the preparation of financial statements.

All elections of compensation will be made by April 1 of each year by incumbent directors and newly elected or appointed directors will have their compensation pro-rated and made on the fifth (5th) day following their election or appointment to the board.

The following table provides information concerning the compensation paid to our non-executive directors for their services as members of our board of directors for the year ended December 31, 2019. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid.

Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Colleen DiClaudio	15,000	(1)		15,000	(2)	—	—	—	30,000
Marc Savas	15,000	(1)		15,000	(2)	—	—	—	30,000
Malcolm CasSelle (3)	15,000	(1)		15,000	(2)	—	—	—	30,000
Robert Jordan	15,000	(1)		15,000	(2)	—	—	—	30,000

(1)	Compensation includes (i) one half (1/2) of cash payment for Board year beginning 4/15/18 and (ii) one half (1/2) cash payment for Board year beginning 4/15/19.

(2)	Compensation includes $15,000 from the vesting of 3,936 total Class A common stock purchase options. Of these options, (i) 1,406 have an issuance date of 4/15/2018, an exercise price per share of $4.92, a term of seven (7) years and vested quarterly on 7/15/18, 10/15/18, 1/15/19, and 4/15/19, and (ii) 2,530 options have an issuance date of 4/15/19, an exercise price per share of $5.49, a term of seven (7) years, and vest quarterly on 7/15/19, 10/15/19, 1/15/20, and 4/15/20.

(3)	Mr. CasSelle ceased to be a director upon his death on November 17, 2020.

EXECUTIVE COMPENSATION

Say-on-Pay

At our 2017 Annual Meeting of Stockholders held on December 29, 2017, we submitted two proposals to our stockholders regarding our executive compensation practices.

The first was an advisory vote on the 2016 compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). At our 2017 annual meeting, excluding broker non-votes, approximately 4,899,935 shares cast votes with regard to the say-on-pay proposal. Of those, 4,340,101 or approximately 89%, of the shares approved the compensation of named executive officers. We believe that the outcome of our say-on-pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to retain and motivate our named executive officers. In light of this stockholder support, the Compensation Committee determined not to change its approach to compensation. However, even though stockholders demonstrated overwhelming support for our compensation approach in 2017, the Compensation Committee annually reviews our compensation practices to determine how they might be improved. The Compensation Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

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The second proposal was a vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers (commonly known as a “say-when-on-pay” vote). The frequency of every year received the highest number of votes cast. Notwithstanding these results, our Board of Directors determined that we would hold our next say-on-pay votes at this current 2020 Annual Meeting.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed years ended December 31, for:

●	all individuals serving as our principal executive officer or acting in a similar capacity;
●	our two most highly compensated named executive officers, whose annual compensation exceeded $100,000; and
●	up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company, at December 31, 2019.

The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 11 of the Notes to our Consolidated Financial Statements for the year ended December 31, 2019.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)		No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Christopher Miglino,	2019	340,000								24,455	(4)	364,455
Chief Executive Officer (2)	2018	291,250	540,000	(3)						437,392	(2)	1,268,642

Michael Malone	2019	199,242	75,000			167,798	(5)			28,722	(6)	470,762
Chief Financial Officer (5)	2018

Kristoffer Nelson	2019	275,000				220,900	(7)			27,205		523,105
Chief Operating Officer +	2018	242,500	43,750			398,675	(8)			25,892	(9)	710,817

Joseph Hannan	2019
Chief Financial Officer (10)	2018	191,667	250,000			488,107	(11)			34,615	(12)	964,389

Christopher Lahiji	2019
President – LD Micro (13)	2018

+ Effective October 16, 2020, Mr. Nelson resigned as chief operating officer and as a member of our board of directors.

(1)	The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options, compute din accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 12 of the notes to our consolidated financial statements appearing in the 10-K for the year end December 31, 2019 for options awarded in 2019 or prior.
(2)	Mr. Miglino’s contracted base salary is $340,000 annually. Prior to March 16, 2017, Mr. Miglino had been voluntarily reducing his base salary to $114,000. In September 2018, all of Mr. Miglino’s previously deferred salary was paid in full. Additionally, Mr. Miglino received a cash bonus of $540,000 and $23,142 of Company paid health benefits.
(3)	Mr. Miglino received a cash bonus for successfully completing the sale of the SRAX MD business division.
(4)	Mr. Miglino received $24,455 in Company paid benefits.
(5)	Mr. Malone joined the Company as Chief Financial Officer, effective January 2, 2019. Mr. Malone’s stock option award consisted of 100,000 options to purchase Class A common stock at $2.56.
(6)	Mr. Malone received $28,722 in Company benefits, which included $20,000 in relocation reimbursements.

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(7)	Mr. Nelson’s options award represents options to purchase 100,000 shares of our Class A Common stock at $3.42 options to purchase.
(8)	Mr. Nelson’s Stock award represents consists of options to purchase 100,000 shares of our Class A Common stock at $5.78 options to purchase
(9)	The Company paid $25,892 for insurance and benefit premiums on behalf of Mr. Nelson.
(10)	Mr. Hannan joined the Company as Chief Financial Officer, effective October 17, 2016. On December 31, 2018, Mr. Hannan resigned from the Company.
(11)	Mr. Hannan’s stock option award consisted of 250,000 options to purchase Class A common stock at $4.20. Upon Mr. Hannan’s termination 20,833 of the options were cancelled.
(12)	Mr. Hannan received payment for his accrued and unused vacation at the time of his termination.
(13)	Mr. Lahiji became the president of LD Micro, Inc., our wholly owned subsidiary on September 16, 2020 pursuant to our acquisition of LD Micro.

Employment agreements and how the executive’s compensation is determined

We are a party to an employment agreement with each of Messrs. Miglino, Malone and Lahiji, which provide the compensation arrangements with these individuals. We have not engaged a compensation consultant or other consultant performing similar functions to advise our company on compensation arrangements for our executive officers and directors.

Employment Agreement with Mr. Miglino

We employ Christopher Miglino as our Chief Executive Officer for a term of four years pursuant to an employment agreement entered into on January 1, 2012. The employment agreement automatically renews for successive two-year terms unless either party provides notice of non-renewal not later than three (3) months before the conclusion of the then current term. As compensation for his services, Mr. Miglino was entitled to receive a base salary of $192,000 which is subject to an annual review. During 2012, in an effort to conserve our cash resources, Mr. Miglino agreed to a temporary reduction in his annual base salary to $60,000, which was increased to $90,000 during the fourth quarter of 2013. Mr. Miglino’s annual base salary for the 2015 was $114,000. On March 16, 2017, his salary deferral ended and he returned his compensation to $192,000 per annum. On September 18, 2018, the board of directors agreed to pay Mr. Miglino an aggregate of $414,250 in salary deferred between 2012 and March 15, 2017. Additionally, effective October 1, 2018, Mr. Miglino’s salary was increased to $340,000 per annum. In addition, he is eligible to receive an annual bonus based upon the achievement of certain to-be-established goals fixed by the Board, which is payable in cash or non-cash compensation as determined by the Board, as well as a discretionary bonus as determined by the Board. Mr. Miglino is entitled to participate in all benefit plans we may offer, up to 45 days of paid vacation annually and reimbursement for out-of-pocket expenses incurred in furtherance of our business.

In addition to accrued obligations (including but not limited to, reimbursements, unpaid salary, unused vacation days, etc.), the following table sets forth the payments that would be made to Mr. Miglino in accordance with his employment agreement had he been terminated by us without cause or by Mr. Miglino for Good Reason, or termination as a result of disability on December 31, 2019.

Name	Terminated Without Cause / For Good Reason	Termination as a result of Disability

Christopher Miglino
Salary (1)	$680,000	$680,000
Accelerated Vesting of Awards	—	—
Health Care	43,074	—
Total:	$723,074	$680,000

(1)	Amount equal to twenty-four (24) months of Base Salary. Amount is to be paid over a twenty-four (24) month period.

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Employment Agreement with Michael Malone

On December 15, 2018 we entered into an Employment Agreement with Mr. Malone pursuant to which he was engaged to serve as Chief Financial Officer to be effective January 2, 2019. Under the terms of the employment agreement, Mr. Malone’s compensation includes:

●	an annual base salary of $200,000;

●	an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

●	a one-time option grant to purchase 100,000 shares of Class A Common Stock with a grant date of December 15, 2018, an exercise price of $2.56 per share, a term of three (3) years that vests quarterly over a three (3) year period subject to continued employment;

●	the reimbursement of up to $20,000 in expenses incurred in moving and temporary living arrangements within the first sixty (60) days following the effective date; and

●	annual paid time off of 30 days per year.

Mr. Malone is entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement. The employment agreement with Mr. Malone contains customary confidentiality, non-disclosure and noninterference provisions.

The following table sets forth the payments that would be made to Mr. Malone in accordance with his employment agreement had he been terminated by us “without cause” on December 31, 2019.

Name	Terminated Without Cause	Termination as a result of Disability

Michael Malone
Salary (1)	$33,667	$—
PTO	23,077
Total:	$56,744	$—

Employment Agreement with Mr. Lahiji

Effective September 16, 2020, we entered into an employment agreement with Behzad Lahiji pursuant to which he was engaged to serve as the president of LD Micro, Inc., our wholly owned subsidiary acquired in September 2020. Mr. Lahiji’s employment agreement is for a term of three (3) years. Under the terms of the employment agreement, Mr. Lahiji’s compensation includes:

●	an annual base salary of $335,000;

●	an annual bonus at the discretion of the board of directors with a target bonus of fifteen percent (15%) of his base salary;

●	the right to receive equity incentive awards commensurate with those of similarly situated officers of SRAX;

●	A remove office allowance of $1,000 per month; and

●	annual paid time off of 30 days per year.

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Upon a termination of Mr. Lahiji’s employment, he will receive the following severance benefits as applicable:

(i)	Upon termination for death: his estate will receive (i) salary earned but not paid through termination, (ii) pay for all contractually earned but unused days off, (iii) any annual bonus earned but unpaid through the date of termination, (iv) three (3) months of remote office allowance, and (v) any previously incurred but unpaid business expenses (collectively, “Final Compensation”);
(ii)	Upon termination for disability: Mr. Lahiji will receive the Final Compensation;
(iii)	Upon termination by the Parent “for cause” or by Mr. Lahiji without “good reason” as such terms are defined in the Employment Agreement, Mr. Lahiji will receive the Final Compensation;
(iv)	Upon a termination by the Parent other than “for cause” or by Mr. Lahiji for “good reason”: Mr. Lahiji will receive (i) the Final Compensation, (ii) twenty four (24) months of his base salary over a twenty four (24) month period, (iii) continued COBRA coverage for twenty four (24) months, and (iv) the immediate vesting of all outstanding equity grants

Mr. Lahiji is entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement. The employment agreement with Mr. Lahiji contains customary confidentiality, non-disclosure and noninterference provisions.

The following table sets forth the payments that would be made to Mr. Lahiji in accordance with his employment agreement had he been terminated by us “without cause” or by him for “good reason” on December 31, 2019.

Name	Terminated Without Cause / For Good Reason

Christopher Lahiji (1)
Salary	$670,000
Accelerated Vesting of Awards	—
Health Care	43,074
Total:	$813,074

(1)

Mr. Lahiji was not an employee as of December 31, 2019 and would not have received any severance payments. Notwithstanding, his severance is calculated above as if were an employee as of 12/31/19 and terminated “without cause” or resigned for “good reason”.

Employment Agreement with Mr. Hannan

On October 14, 2016 we entered into an Employment Agreement with Mr. Hannan pursuant to which he was engaged to serve as Chief Financial Officer. Mr. Hannan resigned from the Company effective December 16, 2018. Under the terms of the employment agreement, Mr. Hannan’s compensation included:

●	an annual base salary of $200,000;

●	an annual bonus of $100,000, payable in equal quarterly installments beginning on April 1, and subject to the timely filings of our periodic reports;

●	an annual bonus of a restricted stock grant of $100,000 in value of shares of our Class A common stock on each annual anniversary date of the employment agreement, also subject to the timely filings of our periodic reports, subject to continued employment;

●	a one-time restricted stock award of 100,000 shares of our Class A common stock, which completed vesting on October 17, 2018, subject to continued employment; and

●	annual paid time off of 30 days per year.

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Mr. Hannan was entitled to participate in all benefit programs we offer our other executive officers and expense reimbursement. Upon termination of the agreement by either party, regardless of the reason, he is not entitled to any additional compensation. The employment agreement with Mr. Hannan contains customary confidentiality, non-disclosure and noninterference provisions.

Employment with Kristoffer Nelson

Mr. Nelson served as our chief operating officer and as a member of the board of directors until his resignation effective October 16, 2020. During his employment, Mr. Nelson was not a party to a written employment agreement, but his compensation was determined by the Compensation committee of the board of directors in consultation with the Company’s CEO. Effective October 1, 2018, and up until his resignation on October 16, 2020, Mr. Nelson’s annual salary was $275,000.

Equity Compensation Plans

Our named executive officers participate in our equity compensation plans which are as follows:

2012 Equity Compensation Plan

Our 2012 Equity Compensation Plan (“2012 Plan”) is administered by our board or any of its committees. The purposes of the 2012 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2012 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2012 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock-based awards. Our 2012 Plan authorizes the issuance of up to 600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2019, we have granted awards under the 2012 Plan equal to approximately 695,758 shares of our common stock, and 354,938 shares have been cancelled or forfeited. Accordingly, there are 390,471 shares of common stock available for future awards under the 2012 Plan. In the event of a change in control, awards under the 2012 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

2014 Equity Compensation Plan

Our 2014 Equity Compensation Plan (“2014 Plan”) is administered by our board or any of its committees. The purposes of the 2014 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2014 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2014 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock-based awards. Our 2014 Plan authorizes the issuance of up to 1,600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2019, we have granted awards under the 2014 Plan equal to approximately 1,174,558 shares of our common stock, and 23,331 shares have been cancelled or forfeited. Accordingly, there are 448,773 shares of common stock available for future awards under the 2014 Plan. In the event of a change in control, awards under the 2014 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

2016 Equity Compensation Plan

Our 2016 Equity Compensation Plan (“2016 Plan”) is administered by our board or any of its committees. The purposes of the 2016 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of our business. The issuance of awards under our 2016 Plan is at the discretion of the administrator, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under our 2016 Plan, we may grant stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock-based awards. Our 2016 Plan authorizes the issuance of up to 600,000 shares of Class A common stock for the foregoing awards. As of December 31, 2019, we have granted awards under the 2016 Plan equal to approximately 751,545 shares of our common stock, and 40,000 shares have been cancelled or forfeited. Accordingly, there are 88,455 shares of common stock available for future awards under the 2016 Plan. In the event of a change in control, awards under the 2016 Plan will become fully vested unless such awards are assumed or substituted by the successor corporation.

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Outstanding Equity Awards Value at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2019.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)

Kristoffer Nelson(1)	33,333	-	-	7.50	10/10/2020	-	-	-	-
	33,333	-	-	7.50	10/10/2021	-	-	-	-
	33,333	-	-	7.50	10/10/2022	-	-	-	-
	66,667	33,333	-	5.78	1/2/2021				-
	-	100,000	-	3.42	3/27/2022	-		-
Michael Malone	33,333	66,667		2.56	1/2/2022

(1)	Resigned as chief operating officer and as a member of our board of directors effective October 16, 2020.

EQUITY COMPENSATION INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:
2012 Equity Compensation Plan	205,962	$4.38	390,471
2014 Equity Compensation Plan (1)	734,069	$3.76	448,773
2016 Equity Compensation Plan	252,488	$5.05	88,455
Plans not approved by stockholders	—	—	—

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the aggregate fees billed to us by our independent auditor for 2019 and 2018. All fees were paid to RBSM LLP.

	2019	2018
Audit Fees	$215,000	$125,000
Audit-Related Fees		52,500
Tax Fees	20,000	0
All Other Fees	25,000	30,000
Total	$260,000	$207,500

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Securities and Exchange Commission and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-Approval of Independent Auditor Services and Fees

Our Board has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and tax fees, and all other fees paid to the auditors with respect to 2019 were pre-approved by the Audit Committee. RBSM LLP did not provide any other services during 2019 except those listed above.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to the year ended December 31, 2019, in addition to its other work, the Audit Committee:

●	reviewed and discussed with management and RBSM LLP, our independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2019 and the year then ended;

●	discussed with RBSM LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●	received from RBSM LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with RBSM LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board include the audited consolidated financial statements in the 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee of the Board of Directors of SRAX, Inc.

/s/ Robert Jordan /s/ Colleen DiClaudio /s/ Marc Savas

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board currently consists of five (5) members, three (3) of which are “independent,” as that term is defined by NASDAQ Market Place Rules and all of which are standing for reelection.

At the Annual Meeting, the terms of Messrs. Miglino, Savas, Jordan, Lahiji, and Ms. DiClaudio expire. Five (5) directors will be elected at the Annual Meeting to serve for a one-year term which will expire at our annual meeting in 2021. The Board has nominated Messrs. Miglino, Savas, Jordan, Lahjiji, and Ms. DiClaudio as its nominees for directors. All five (5) individuals are currently directors of the Company. Mr. Miglino also serves as our Chief Executive Officer, President, and Chairman of our Board, and Mr. Lahiji serves as president of LD Micro, Inc., our wholly owned subsidiary. The candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as the Company’s directors.

The sections titled “Directors, Executive Officers and Corporate Governance” beginning on page 9 of this proxy statement contain more information about the leadership skills and other experiences that caused the Corporate Governance and Nominating Committee and the Board to determine that these nominees should serve as directors of SRAX.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One Year Term Expiring at the 2021 Annual Meeting

Nominees for Term Expiring in 2021

The Nominating and Corporate Governance Committee recommended, and the Board of Directors nominated the following individuals to serve as directors

●	Christopher Miglino
●	Marc Savas
●	Robert Jordan
●	Christopher Lahiji
●	Colleen DiClaudio

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of SRAX. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holder will vote in his discretion for a substitute nominee. The term of office of each person elected as a director will continue until the 2021 annual meeting or until a successor has been appointed and qualified, or until the director’s earlier death, resignation, or removal. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Required Vote

The nominee receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our Board of Directors Unanimously Recommends that shareholders Vote FOR the Election of all of the Nominees to the Board of Directors.

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PROPOSAL 2

RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF RBSM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee has selected RBSM LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020. RBSM LLP. has served as the Company’s independent registered public accounting firm since 2012. Representatives of RBSM LLP are expected to attend the Annual Meeting, and they will have the opportunity to make a statement if they wish.

We are asking our shareholders to ratify the selection of RBSM LLP as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the selection of RBSM LLP to shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event shareholders fail to ratify the appointment of RBSM LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and our shareholders.

The Company has been informed by RBSM LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Required Vote

Ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of RBSM LLP.

Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables) (a “say-on-pay proposal”). The Company believes it is appropriate to seek and take into account the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. The Company believes its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders. The Board has determined that the compensation paid to our named executives is in line with that of comparable companies.

The last time we provided our stockholders with a say-on-pay proposal was at our 2017 annual meeting of stockholders. At that meeting, excluding broker non-votes, approximately 4,899,935 shares cast votes with regard to the say-on-pay proposal. Of those shares, 4,340,101 shares, or approximately 89%, of the shares that were voted approved the say-on-pay proposal.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request the shareholders vote to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables), is hereby approved.”

As an advisory vote, this proposal is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2023 annual meeting of stockholders, unless stockholders approve and the Board adopts a different frequency (see Proposal Four).

Vote Required

You may vote for or against the following resolution, or you may abstain. Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Because this vote is advisory, it will not be binding upon our Board. However, the Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

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PROPOSAL 4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY 1, 2 OR 3 YEARS

As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board is requesting shareholders to vote, on a non-binding advisory basis the Board is conducting a non-binding, advisory vote on the frequency with which it will seek the non-binding shareholders’ advisory vote on executive compensation, similar to Proposal Number 3 in this proxy statement in future years. SRAX is required to hold the say-on-pay vote at least once every three years. Accordingly, shareholders may vote that the advisory vote on executive compensation be held in the future as follows:

●	Every year;
●	Every two years; or
●	Every three years.

Shareholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal Number 3 in this proxy statement, as well as the Executive Compensation Tables and narrative disclosures sections of this proxy statement, which provide a more detailed discussion of our executive compensation.

Our Board has determined that holding a “say-on-pay” vote every three years is most appropriate for SRAX and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons.

●	A triennial vote encourages a longer-term evaluation of compensation history and business results.

The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term shareholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Compensation Committee. We believe a three-year cycle for the shareholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with SRAX’s performance, financial results and business.

●	A triennial vote provides our Compensation Committee with adequate time to consider the results of say-on-pay votes and other shareholder input.

A triennial “say-on-pay” vote allows the Board to respond to shareholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs.

The Board believes that a triennial vote would not foreclose shareholder engagement on executive compensation during interim periods. shareholders can currently provide input directly to the Board, its committees or individual directors as indicated in the section of this proxy entitled “Directors, Executive Officers and Corporate Governance – Communications with Directors.” Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate their views on SRAX’s executive compensation programs.

The Board weighed these reasons against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board considered the value of the opportunity for shareholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for SRAX and recommends such manner of voting to shareholders. The Compensation Committee intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Required Vote

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the shareholders. Because this vote is advisory, it will not be binding upon our Board. However, the Compensation Committee will consider the outcome of the shareholder vote, along with other relevant factors, in recommending a voting frequency to our Board.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF ONCE EVERY “3 YEARS” FOR THE SHAREHOLDER ADVISORY VOTE ON COMPENSATION AWARDED TO OUR NAMED EXECUTIVE OFFICERS.

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28

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

You can obtain copies of this Proxy Statement, our 2019 Annual report and exhibits, as well as any other filings we make with the SEC, on the SEC’s website at www.sec.gov or at SRAX’s website at www.SRAX.com. Additional copies may be requested in writing. Such requests should be submitted to Michael Malone, Chief Financial Officer at SRAX, Inc., 2629 Townsgate Road #215, Westlake Village, CA 91361. Please submit all requests for additional paper or e-mail copies of the materials by December 10, 2020 in order to ensure receipt prior to the Annual Meeting. The materials will be provided without charge.

We have not incorporated by reference into this Proxy Statement the information in, or that can be accessed through, our website or social media channels, and you should not consider it to be a part of this Proxy Statement.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, each of the person named as proxy holder, Christopher Miglino, or his nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, our nominee is not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

/s/ Christopher Miglino
November 20, 2020	Chairman of the Board, Chief Executive Officer

29

SRAX, INC.
C/O TRANSFER ONLINE, INC.
512 SE Salmon St.
Portland, OR 97214

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/30/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/30/2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01 Christopher Miglino 02 Marc Savas 03 Robert Jordan 04 Colleen DiClaudio 05 Christopher Lahiji

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

**The Board of Directors recommends you vote 3 YEARS on the following proposal:**

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| 4 An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1,2 or 3 years (Non-Binding) | ☐ | ☐ | ☐ | ☐ |

**NOTE**: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000476714_1 R1.0.1.18

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

**SRAX, INC.**
**Annual Meeting of Shareholders**
**December 31, 2020 11:00 AM PST**
**This proxy is solicited by the Board of Directors**

The shareholder hereby appoints Christopher Miglino and Michael Malone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SRAX, INC. that the shareholder is entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 AM, PST on 12/31/2020, at the virtual meeting at https://zoom.us/webinar/register/WN_z2tjY04MS7OANBm1PddQZA, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000476714_2 R1.0.1.18

**Continued and to be signed on reverse side**